Exhibit 31.4

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13A-14(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Deborah Knobelman, Ph.D., certify that:

1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2023, of Senti Biosciences, Inc.;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and
3.Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: April 26, 2024	By:	/s/ Deborah Knobelman, Ph.D.
Deborah Knobelman, Ph.D.
Chief Financial Officer and Head of Corporate Development
(Principal Financial and Accounting Officer)